EXHIBIT 3.4

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST: The name of the corporation is:      LIFE USA, INC.

         SECOND: The following amendment to the Articles of Incorporation was adopted on February 26, 2003, as prescribed by the Colorado Corporation Act, in the manner marked with an X below:

         X        Such   amendment  was  adopted  by  a  majority  vote  of  the
                  shareholders. The number of shares voted for the amendment was sufficient for approval.

                  The corporation shall be authorized to issue 100,000,000 common shares @ $.0001 per share.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         None.

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         None.

         This Amendment, was duly adopted by shareholders at a meeting on February 26, 2003 by a Majority of outstanding shares of common stock.

                                                     LIFE USA, INC.


                                                     By:/s/Kelly C. Kendall
                                                     President

STATE OF COLORADO          )
                           ) SS.
COUNTY OF JEFFERSON        )

         The foregoing was acknowledged before me by Kelly C. Kendall as President of Life USA, Inc., a Colorado corporation, this 22nd day of April, 2003.

         My Commission expires: October 24, 2004

                                                     /s/Koriann Y. Hall
                                                     Notary Public
         SEAL                               Address: 161 W. County Line Rd.
                                                     Littleton, CO  80126


         The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing and to whom the Secretary of State may deliver notice if filing of this document is refused are: M.A. Littman, 7609 Ralston Road, Arvada, CO 80002.





















                                        2